                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): November 27, 2006


                               BCSB BANKCORP, INC.
                               -------------------
               (Exact Name Of Registrant As Specified In Charter)


      UNITED STATES                     0-24589               52-2108333
----------------------------         -------------        ------------------
(State Or Other Jurisdiction         (Commission          (IRS Employer
Of Incorporation)                     File Number)        Identification No.)


 4111 E. JOPPA ROAD, SUITE 300, BALTIMORE, MARYLAND           21236
--------------------------------------------------------------------------------
(Address Of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code: (410) 256-5000
                                                           --------------


                                 NOT APPLICABLE
          ------------------------------------------------------------
          (Former Name Or Former Address, If Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            --------------------------------------------------------------------
            APPOINTMENT OF PRINCIPAL OFFICERS.
            ---------------------------------

            (b) David M. Meadows, who until November 27, 2006 was serving as President and Chief Executive Officer of BCSB Bankcorp, Inc. (the "Company") and its wholly owned subsidiary, Baltimore County Savings Bank, FSB (the "Bank") on an interim basis, relinquished those positions and has been appointed as Executive Vice President and General Counsel of the Company and the Bank effective with the appointment of Joseph J. Bouffard as President and Chief Executive Officer of the Company and the Bank on November 27, 2006 as described below.

            (c) On November 27, 2006, Joseph J. Bouffard commenced employment as the President and Chief Executive Officer of the Company and the Bank. On that date, Mr. Bouffard also was named as President and Chief Executive Officer of Baltimore County Savings Bank, M.H.C. (the "MHC").

         Joseph J. Bouffard, age 57, served as President and Chief Executive Officer of Patapsco Bancorp, Inc. and The Patapsco Bank until October 30, 2006. He joined The Patapsco Bank's predecessor, Patapsco Federal Savings and Loan Association (the "Association"), in April 1995 as its President and Chief Executive Officer and became President and Chief Executive Officer of Patapsco Bancorp, Inc. upon the formation of that company in 1996. Previously, Mr. Bouffard was Senior Vice President of The Bank of Baltimore, and its successor, First Fidelity Bank. Prior to that, he was President of Municipal Savings Bank, FSB in Towson, Maryland. He is a current Board member of the Maryland Financial Bank and a former Board member of the Dundalk Community College Foundation and the Maryland Bankers Association. He is also a former chairman of the Board of Governors of the Maryland Mortgage Bankers Association, Treasurer of the Neighborhood Housing Services of Baltimore and a charter member and Treasurer of the Towson Towne Rotary Club.

         On November 27, 2006, the Bank executed an employment agreement with Joseph J. Bouffard under which he will serve as President and Chief Executive Officer of the Bank. The employment agreement provides for a three-year term, subject to annual renewal by the board of directors for an additional year beyond the then-current expiration date. The material terms of the employment agreement also include that:

     o Mr. Bouffard will receive a base salary of $200,000 per year, subject to annual review by the Board of Directors;
     o Mr. Bouffard will be eligible to receive bonuses or other incentive compensation at the discretion of the Board of Directors;
     o Upon approval by the Board of Directors of the Company, Mr. Bouffard will receive a restricted stock award covering 5,000 shares of Company common stock, vesting in installments of 1,000 shares on the first anniversary of the grant date and continuing each anniversary thereafter until fully vested. Mr. Bouffard also will receive 20,000 stock options, vesting in installments of 4,000 shares on the first anniversary of the grant date and continuing each anniversary thereafter until fully vested. The stock options will remain exercisable for a period of ten years from the grant date and will have an exercise price equal to the fair market value of the Company's common stock on the grant date. Restricted stock awards and stock options will vest immediately upon a change in control.
     o Mr. Bouffard will be able to participate in any life insurance, medical insurance, dental insurance, pension, profit sharing, retirement, supplemental retirement and other benefit programs and arrangements that the Bank may sponsor or maintain for the benefit of senior management employees and its employees generally;
     o Mr. Bouffard will receive an automobile allowance and will be eligible for certain other fringe benefits described in the employment agreement;
     o Upon involuntary termination of employment or voluntary termination under circumstances that constitute constructive termination, Mr. Bouffard will receive a lump sum salary continuation benefit equal to 12 months' base salary if the termination date is in the first 12 months of employment, 24 months' base salary if the termination date is after 12 through 24 months of employment or 36 months' base salary if the termination date is after 24 months of employment;
     o In the event of termination due to disability, the agreement provides that Mr. Bouffard will be entitled to the compensation and benefits provided for under the agreement for (i) any period during the term of the agreement and prior to the establishment of Mr. Bouffard's disability during which he is unable to work due to such disability, or
         (ii) any period of disability prior to Mr. Bouffard's termination of employment due to disability; provided, however, that any benefits paid pursuant to the Bank's long-term disability plan will continue as provided in such plan;
     o The Bank may terminate Mr. Bouffard's employment for cause, in which case Mr. Bouffard would have no right to receive compensation or other benefits for any period after termination, except for already vested benefits; and
     o If, within one year after a change in control of the Company, the Bank terminates Mr. Bouffard's employment without cause or Mr. Bouffard voluntarily terminates his employment, he will be entitled to receive a lump sum payment equal to three times his then-current annual base salary plus continued participation for up to three years in any benefit plans of the Bank that provide medical, dental and life insurance coverage upon terms no less favorable than the most favorable terms provided to senior executives. If such payments and benefits, either alone or together with other payments and benefits Mr. Bouffard has the right to receive from the Bank, would constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such payments and benefits will be reduced or revised by the amount, if any, which is the minimum necessary to result in no portion of such payments and benefits being non-deductible to the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.

         (d) Effective November 27, 2006, Mr. Joseph J. Bouffard was elected to the Boards of Directors of the Company, the Bank and the MHC.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BCSB BANKCORP, INC.



Date:  November 29, 2006            By: /s/ David M. Meadows
                                        ----------------------------------------
                                        David M. Meadows
                                        Executive President and Secretary